SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 4, 2011

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On April 4, 2011, Cubist Pharmaceuticals, Inc. (“Cubist”) and Teva Parenteral Medicines, Inc., Teva Pharmaceuticals USA, Inc. and Teva Pharmaceutical Industries Ltd (collectively, “Teva”) entered into a Settlement and License Agreement (the “Agreement”) relating to Cubist Pharmaceuticals, Inc. v. Teva Parenteral Medicines, Inc. et al, an action for patent infringement in the U.S. District Court for the District of Delaware (the “District Court”) brought by Cubist against Teva on March 23, 2009 (the “District Court Case”).  In the suit, Cubist alleges that a generic daptomycin for injection product for which Teva is seeking approval to market in the U.S. pursuant to an Abbreviated New Drug Application (“ANDA”) filing with the U.S. Food and Drug Administration (“FDA”) infringes three U.S. patents owned by Cubist that cover daptomycin for injection and methods of use thereof (the “Patents-In-Suit”).  Cubist markets and sells a branded daptomycin for injection product in the U.S. under the name CUBICIN®.  The following is a summary of the material terms of the Agreement.

The Agreement provides for a full settlement and release by both Cubist and Teva of all claims that were or could have been asserted in the District Court Case and all resulting damages or other remedies.  Cubist and Teva have agreed to submit the Agreement to the U.S. Federal Trade Commission (“FTC”) and the U.S. Department of Justice (“DOJ”) within three business days following the date of execution in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003.  Cubist and Teva have further agreed to file a Stipulation and Proposed Order of Dismissal (the “Stipulation of Dismissal”) with the District Court within three business days after the date of the submission to the FTC and DOJ.

In the Agreement, Teva admits that each of the Patents-In-Suit is a valid and enforceable U.S. patent as applied to Teva’s proposed generic daptomycin for injection product and that each of the Patents-In-Suit would be infringed by Teva’s proposed generic daptomycin for injection product.  The claims to be dismissed pursuant to the Agreement include Teva’s allegation in the District Court Case that two of Cubist’s patents are unenforceable due to inequitable conduct.

Under the Agreement, Cubist grants Teva a non-exclusive, royalty-free license to sell a generic daptomycin for injection product in the U.S. beginning on the later of (a) December 24, 2017 or, (b) if Cubist’s daptomycin for injection product receives pediatric exclusivity, June 24, 2018.  The license granted by Cubist to Teva would become effective prior to the later of these two dates if the Patents-In-Suit are held invalid, unenforceable or not infringed with respect to a third party’s generic version of daptomycin for injection, if a third party sells a generic version of daptomycin for injection under a license or other authorization from Cubist, or if there are no longer any unexpired patents listed in the FDA’s Orange Book as applying to Cubist’s New Drug Application (“NDA”) covering CUBICIN.  The non-exclusive license from Cubist to Teva is granted under the Patents-In-Suit, any other patents listed in the FDA’s Orange Book as applying to Cubist’s NDA covering CUBICIN and any other U.S. patents that Cubist has the right to license and that cover Teva’s generic version of daptomycin for injection.  This license terminates upon the expiration, or an unappealed or unappealable determination of invalidity or unenforceability, of all the licensed patents, including any pediatric or other exclusivity relating to the licensed patents or CUBICIN.  Two of the three Patents-In-Suit are currently due to expire on September 24, 2019 and the third is due to expire on June 15, 2016.  This license may extend after September 24, 2019 if CUBICIN receives pediatric exclusivity or if other Cubist patents would cover Teva’s generic version of daptomycin for injection.  Teva may also sell the daptomycin for injection supplied by CUBICIN, as described below, upon specified types of “at risk” launches of a generic daptomycin for injection product by a third party.

The Agreement also provides that, for the period that the license from Cubist to Teva is in effect, Teva will purchase its U.S. requirements of daptomycin for injection exclusively from Cubist.

Cubist is required to use commercially reasonable efforts to satisfy Teva’s requirements.  The supply terms, which are an exhibit to the Agreement, provide that Cubist will receive payments from Teva for product supplied by Cubist reflecting two components:  one based on the cost of goods sold plus a margin, and the other based on a specified percentage of gross margin (referred to as net profit in the supply terms) from Teva’s sales of daptomycin supplied by Cubist.  The supply terms also provide for a forecasting and ordering mechanism, and that Teva will determine the price at which any such daptomycin for injection will be resold and the trademark and name under which it is sold, which may not be confusingly similar to Cubist trademarks.  In addition, under the supply terms, Teva may instead supply and sell its generic daptomycin for injection product due to specified Cubist supply failures or if the arrangement is terminated due to a party’s uncured breach or bankruptcy.

The Agreement will remain in effect until the expiration of the term of the license granted by Cubist to Teva and the expiration of a non-exclusive royalty-free license granted by Teva to Cubist under  any Teva U.S. patent rights that Teva has the right to license and that may be applicable to CUBICIN and the daptomycin for injection product to be supplied by Cubist to Teva.  Each of Cubist and Teva may terminate the Agreement in the event of a material breach by the other party.  In addition, each party may terminate the license granted by it to the other party in the event of a challenge of the licensed patents by the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to Cubist’s Quarterly Report on Form 10-Q for the period ending on June 30, 2011.

Safe Harbor

This filing contains forward-looking statements regarding the anticipated results of the settlement with Teva. There are many important factors that could cause actual results to differ materially from those in these forward-looking statements. These factors include the following:  that the U.S. District Court does not approve the Stipulation of Dismissal, that the FTC or DOJ challenge the enforceability of the Agreement, or that private plaintiffs challenge the Agreement; whether or not additional third parties may seek to market generic versions of CUBICIN by filing ANDAs with the FDA and the results of any litigation that we file to defend and/or assert our patents against such companies; the possible occurrence of one of the specific events that would result in Teva marketing a generic daptomycin for injection earlier than we anticipate; whether we can obtain pediatric exclusivity for CUBICIN from the FDA by December 24, 2017, which is dependent upon a number of factors, including whether we can design and enroll trials on a timely basis, the results of such trials, meeting filing deadlines and otherwise meeting FDA expectations for approval of pediatric exclusivity; the ability of our third party manufacturers, including our single source provider of API, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and other requirements of the regulatory approvals for CUBICIN and at an acceptable cost; our ability to protect the proprietary technologies and intellectual property related to CUBICIN and to secure and maintain additional intellectual property protection for CUBICIN; and a variety of other risks common to our industry.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent annual and quarterly reports filed with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, which are incorporated in this filing by this reference.

Forward-looking statements speak only as of the date of this filing, and Cubist undertakes no obligation to update or revise these statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated: April 4, 2011